Exhibit 32.1
CERTIFICATIONS UNDER SECTION 906

I, Paula Ragan, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge, the Annual Report on Form 10-K of X4 Pharmaceuticals, Inc. for the fiscal year ended December 31, 2020 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in such Form 10-K fairly presents, in all material respects, the financial condition and results of operations of X4 Pharmaceuticals, Inc.

Dated: March 19, 2021	/s/ Paula Ragan, Ph.D.
Name: Paula Ragan, Ph.D.
President, Chief Executive Officer and Secretary
(Principal Executive Officer)